(English Translation)

Exhibit 10.5

Contract for Phase I of Software Development and System Integration of Production Dispatching and Command Center of China Netcom

Jan 20, 2005
Name of Contract: Contract for Phase I Project of Software Development & System Integration of Production Control Center of China Netcom

Party A: Beijing Zhongzheng Real-estate Development Co., Ltd.

Party B: Beijing Beijing PKU Chinafront Technology Co., Ltd.

Signing Place: Financial Street, Xicheng District, Beijing City

In accordance with the provisions of Contract Law of the People's Republic of China and other related laws of the country, upon the equal negotiation, both parties sign and enter into the terms and conditions of the Contract, which prescribe all related affairs that Party B shall undertake relating to the construction of Contract for Phase I Project of Software Development & System Integration of Production Control Center of China Netcom (hereinafter referred to as “the Project”), and detailed contents related to both parties’ responsibilities, rights and abilities, etc. Both Parties promise to carry out representative responsibilities, rights and duties in accordance with provisions of the Contract, which consists of the following terms and conditions:

1.	Definitions for Key Nouns and Glossary

1.1	The nouns and glossary of the Contract shall be interpreted as follows:

“Contract” refers to the agreement(s) signed and entered into between both parties, such agreement(s) including all annexes, appendixes, supplementary documents and all documents that consist the Contract specified in the foresaid clause;

“Contract Price” refers to the amount that Party A shall pay Party B after Party B completely and appropriately implements the specified duties under the Contract;

“Terms and Conditions of Contract” refer to terms and conditions of the Contract;

“Project” refers to “Contract for Phase I Project of Software Development & System Integration of Production Control Center of China Netcom”

“Project under the Contract” refers to the Project under which Party B must provide Party A with all products, software for system, services and other technical data in accordance with the Contract;

“Works” refers to the scope covered in Clause 3;

“Hardware” refers to all articles related to system integration including equipments, materials and spare parts that Party B must provide Party A in accordance with the Contract;

“Software” refers to all software related to the Project (including system software and applications of system related to system integration) that Party B must provide Party A in accordance with the Contract, and all relative duties that Party B shall undertake in accordance with the Contract including system design, installation, debugging, and provision of service, etc, as well;

“Confirmation” refer to that both parties confirm in written and accept the proposal, report, notice and other written documents submitted by the other party;

“Acceptance” refers to that Party A, as per specified procedures and conditions, confirms that subject matter provided by Party B in accordance with the Contract meets the requirements of specifications, and confirm it is correctly provided;

“Services” refer to relative services that Party B shall provide in accordance with the Contract, including transportation, insurance, installation, integration, (development of) software, debugging, training, technical support, maintenance & repairing, and other necessary works keeping goods going well and meeting the requirements of the bidding document;

“Products” in Sub-clause 7.1 refer to system hardware, system software, applications, system integration and other services, etc;

“Project Site” refers to the site for installation and operation of all items specified in Material List of the Contract under the Contract;

“Day” refers to the number of calendar day.

1.2	Meanings of Other Contents and Phrases in the Contract:

1.2.1	The titles and index in the Contract don’t involve interpretation to contents of the Contract, and don’t influence the efficiency of terms and conditions of the Contract;

1.2.2	Annotations (notes) in all documents must be modified according to such documents;

1.2.3	“Include” , “including” also has the meaning of “ is not limited to” or “ without limitation to”, etc;

1.2.4	“Etc” also has the meaning of “and so on”.

2.	Substance of the Contract

2.1
In accordance with the requirements of assignment in Party A’s bidding document, on the basis of Phase I Project, and based on completion of construction of informationization system, further achieve the objective of consummating informationization management and system integration of the system.

2.2
Scope of the Contract: design, installation and debugging, etc of system management application module, including platform for system hardware and software, management platform of applications, system integration, debugging, combined adjustment, training, technical support, after-sale service, etc.

3.	Party A’s Responsibilities

3.1	Confirmation of proposal for project implementation submitted by Party B;

3.2	Provide Party B with site working place and related office equipments;

3.3	Under the instructions of Party B, Party A assigns personnel to assist Party B with such works as fitment of machine room, installation of equipments, etc;

3.4	Under the instructions of Party B, Party A assigns personnel to assist Party B with works relating to installation of equipments;

3.5
Cooperate with Party B for demand investigation, bring forward requirements of system meeting implementation requirements of the Project, and confirm the result of demand investigation submitted by Party B;

3.6	Cooperate with Party B for data collection and data input, and provide data that Party A shall submit in the agreed form;

3.7
During implementation of the Project, in accordance with other cooperation requirements that Party B required, under the precondition of not substituting or lessening Party B’s responsibilities, assist or provide support to Party B’s works;

3.8	Organize a third party as an independent acceptance team to carry out independent test against the Project implemented by Party B;

3.9	Organize the acceptance of project and relative documents of project submitted by Party B;

3.10	When working schedule and performance of Party B meet the requirements of the Contract, pay Party B in accordance with payment methods and payment schedule specified in the Contract.

4.	Party B’s Responsibilities

4.1
General responsibilities: as implementation unit of the Project and services listed in the Contract, undertaking full responsibilities for implementation of all contents covered in the Project, plan for quality and construction of project, coordination of schedule and technology, and services during the warranty period;

4.2	Liability for the Project

Fulfill the content of the Project specified in Clause 3 (see annex for detail);

4.3	Other Liabilities

4.4	Undertake the following liabilities against the personnel assigned for the Project:

(1)	guarantee enough the personnel participating in the Project, and the matching of manpower input in each phase and the demands of such phase;

(2)	guarantee the personnel participating in the Project has enough experience, specialized knowledge and the ability to fulfill the relevant tasks;

(3)	guarantee the personnel participating in the Project may start up the work in accordance with demands;

(4)	guarantee the stability of the personnel participating in the Project, and the personnel listed in Annex 7 may not be changed without Party A’s written content;

(5)
should Party A, upon enough and reasonable reasons, point out the lack of abilities of Party B’s project team in manpower, experience, qualification and other aspects, its unfitness for the Project, and bring forward the requirements against Party B, Party B shall take appropriate measures to strengthen the power of the team;

(6)
should Party A, upon enough and reasonable reasons, point out the disability and unfitness of the personnel sent by Party B for the Project for carrying out its duties, and bring forward the requirements against Party B, Party B shall replace with more suitable personnel.

4.3.2 guarantee the reasonable combination and easy operation of arranged project plan, schedule(Annex 7), and sub-phase works;

4.3.3 guarantee that, during implementation of the entire project, all works related to the use of Party A’s data shall be done on Party A’s site, and no electric maps or data may be brought out the site;

4.3.4 guarantee to provide Party A with work results of each phase in accordance with the Contract;

4.3.5 guarantee to carry out confidential related responsibility in accordance with the Contract;

4.3.6 guarantee to carry out timely and efficient coordination and communication with Party A and the third party testing personnel specified by Party A;

4.3.7 guarantee that, during working on Party A’s site, it shall comply with Party A’s regulations and systems, and obey the management of Party A and property company;

4.4 correlative duties: due to the importance and difficulty of the Project, detailed or full description and interpretation against full meanings of the services Party B shall provide Party A may not be possible given totally in the Contract, and therefore, foresaid services requiring Party B to provide are deemed a general description and interpretation, and all service contents and other service and assistance relating to such service contents Party B shall provide Party A shall be indiscerptible to its duties, excepting for additional services that Party A requires Party B to provide;

4.5 Taxation: all taxes arising out of the Contract in accordance taxation related laws shall be borne by Party B;

4.6 Any of the following items shall not except, lessen, limit, or influence Party B’s responsibilities or duties covered in the Contract;

(1) any advice or suggestion authorized, consented or approved by Party A or Party A’s representative;

(2) any advice or suggestion made by any other organization or personnel retained by Party A or Party A’s representative;

(3) any matter implemented or requirement and direction brought forward by Party A or Party A’s representative;

(4) any document, data or material provided by Party A or Party A’s representative;

(5) any document, data or material received, accepted or recognized by Party A;

(6) any payment Party A paid Party B in accordance with the Contract;

(7) any omission, negligence, irresponsible action or other behavior due to product suppliers.

Representatives of Both Parties

4.5	Party B’s project manager and specialized representatives of project team shall be listed in Annex 7, and Party B shall inform Party A in written the corresponding titles, rights and assignments;

4.6
In accordance with specialized representatives (or supervisor) of project team of Party B, Party A shall also give out personnel composition and the relative titles and rights of “Party A’s representatives” in written;

4.7
When a written notice or opinion which requires the other party to carry out substantial response is given by either party, signature of authorized representative who got the right to sign for such paper is deemed effective;

4.8
Representatives of both parties must be clearly aware of the scope of titles and rights of the other party, and if any unclearness or doubt appears, it shall question the other party at once; any overstepping of authority from the other representative found, may ask for clarification.

5.	Documental data and work standard

5.1
for such documents related to contracted equipments and design, development, installation, integration, debugging, testing, and acceptance, etc covered in the Project (incl. drawing, all written description, standard, and all kinds of software) and technical documents for network normal operation and maintenance, Party B shall provide in the form of CD-ROM;

5.2	During implementation of the Project and before acceptance of project, both parties shall give the requirements for documents and materials(see Annex 9 for detail);

5.3
The products provided by Party B shall comply with the standards specified in the Contract and Technical Specifications, and should any conflict appear between the Contract and Technical Specifications, other written confirmation from Party A shall prevail; should none of foresaid documents involve applicable standard, the latest standard enacted by national related organ shall prevail;

5.4	Standard for unit of measure: unless specified in Technical Specifications, unit of measure shall comply with legal unit specified in accordance with the law of the People’s Republic of China;

5.5	To guarantee the standardization of implementation of the Project, only technical document and annex with signatures of both parties’ shall be binding to both parties.

5.6
Party B guarantees the legality of all phases during the construction of project, and the strict abidance of state current laws, and should any illegal condition happen, Party A is exempted from any loss or damage.

6.	Integration and Installation

6.1	Before implementation of the Project, Party B shall, in accordance with its bidding commitment, prepare detailed schedule for construction & organization, and submit for Party A’s approval;

6.2	Party B is responsible for the installation, integration, debugging, trial operation and service of all contracted equipments;

6.3
Party B is responsible for safely transporting all equipments necessary to the Project to installation site without any quality damage, including all fees and expenditures relating to transportation of equipments necessary to Phase I Project, installation and integration, and any compensation for loss or damage;

Party A has the right to require Party B to change the personnel for equipment installation, debugging and software development who are deemed unqualified.

6.4
During integration period, Party A’s personnel shall attend the works under Party B’s permission and instruction. Should any modification appear, Party B shall provide all modified technical document free of charge.

7.	Evaluation, testing, acceptance and take-over

7.1	Evaluation of Works

7.1.1
During implementation of project, based on demands of each phase, in accordance with agreed methods, evaluating personnel assigned by Party A shall conduct evaluation against sub-phase result of Party B’s works, and materials necessary to evaluation shall be prepared by Party B;

7.1.2	Evaluation must bring forward written opinion, which shall be given to Party B as evidence for modification phase of the Project;

7.1.3	Should Party B think Party A’s opinion from evaluation is unfit or infeasible, it may submit a written application for re-evaluation with reasons, and any modification negotiated shall be applicable;

7.1.4
Evaluation of works is deemed the important reference of acceptance of system, however, it may not substitute the acceptance of system; when any conflict appears between evaluation and acceptance, acceptance shall prevail;

7.2	Test

7.2.1	Test shall be independently carried out by a third party testing unit entrusted by Party A on project implementation site;

7.2.2
Before Party B submit the system to Party A for testing, it shall carry out self testing in advance in accordance with the requirements of bidding document, and confirm the system has achieved the condition for Party A to carry out the testing.

7.2.3	Party A needs to carry out several steps including single machine test, function test and system test, etc;

7.2.4
Single machine test refers to the test that technical personnel of both parties shall carry out against compliance and completion for Technical Specifications and performance index of such equipment or product in accordance with the Contract and Technical Specifications;

7.2.5
Function test means the all-round test against functions of system software, applications and system hardware carried out by testing personnel, including black-box testing and mainly applied white-box testing.

7.2.6	System test means the test against system function and performance carried out after system integration testing, focusing on the reliability of system, system response time, and pressure test, etc.

7.2.7
Test report (in quadruplicate) shall be prepared by Party B, and after signing the signatures of the representatives of Party B and the third party test unit, the report becomes valid and becomes an important evidence for take-over acceptance of system.

7.3	Acceptance of Project:

7.3.1 Evidence Document for Acceptance

(I)	Evaluation standard for national related technical specifications and quality inspection;

(II)	Bidding Document for the Project (Technical Specifications);

(III)	Technical Specifications for major equipments;

(IV)	Project design document and annex provided by Party A;

(V)	Technical suggestions and annex consented by Party B and accepted by Party A;

(VI)	Test outline recognized by Party A, design unit and the third party test unit;

(VII)	The Contract.

7.3.2 Preconditions for Acceptance

Sales of products and development of software must apply with state related laws, regulations and standards;

7.3.3 Contents and Standards of Acceptance

(1) all requirements covered in Technical Specifications of the bidding document;

(2) requirements for contents of documents

Completion, consistency, and verifiability;

(3) requirements for markings

Markings for product description, marking for products, info of supplier, assignments, documents meeting demands, required system configuration, and interface with other products, installation, support, and maintenance.

(4) acceptance contents

There are different contents among different phases, stress focusing on sub-phase project evaluation, delivery acceptance and completion acceptance, and sub-phase project including acceptance against functions, performance and processes.

Functions: completion, correctness, and consistency;

Performance: reliability, accessibility, efficiency, maintainability, and compatibility, etc.

Processes: installation process, design flexibility, etc.

7.3.4 Personnel Structure for Acceptance

(1) personnel for sub-phase evaluation & acceptance and delivery acceptance of system consist of Party A, design unit, outside expert, third party test unit and Party B;

(2) personnel for completion acceptance consist of Party A, design unit, user representative, outside expert, director of dept, and Party B;

(3) Fee relating to acceptance shall be borne by Party B.

7.3.5 Form of Acceptance Result

7.3.6.1 Acceptance Record

(1) Explanation for acceptance specification of acceptance plan or that including acceptance example (each acceptance example illuminates its objective);

(2) All results related to acceptance example, including all failed records appear during acceptance period;

(3) Personnel position involved the acceptance;

(4) Acceptance Report;

7.3.6.2 Contents of Acceptance Report

(1) Marking of products;

(2) Computer software and hardware system and related configuration used for acceptance;

(3) Documents and markings used for acceptance;

(4) Product description, user application document;

(5) List unfitting to requirements;

(6) List and description against the parts without going through acceptance;

(7) List for that failed to match with suggestions and requirements, or list for that failed to comply with suggestions and requirements, or description for products with suggestions and requirements without going through consistency acceptance;

(8) Acceptance Participating Personnel, beginning and finishing date, approval and signature & seal;

(9) Conclusions (comprehensive appraisement)

7.3.6 Explanation for Acceptance Report

Acceptance expert team prepares acceptance report in quadruplicate, Party A and Party B shall each hold both copies.

7.3.7 Sub-phase project evaluation, delivery acceptance

(1) Sub-phase project evaluation is an evaluation carried out after Party B finishes such phase projects as system hardware, software, database, WEB application, all planed sub-applications system, maintenance tool, etc; delivery acceptance is carried out by Party A’s acceptance expert team after the entire system is finished;

(2) Manner: adopting the manner of evaluation and appraisal of expert team or evaluation meeting for acceptance; expert team provides acceptance or evaluation report with the signature signed on, and Party B provide support for the preparation of acceptance or evaluation report;

Standard: the standard specified in the Contract or Technical Specifications;

(3) Contents: the contents specified in the Contract or Technical Specifications;

(4) Acceptance report is prepared in quadruplicate, Party A and Party B shall each hold both copies;

(5) After delivery acceptance, the whole system shall be delivered to Party A, and the first three months are trial period, after which, enters into warranty period of system;

(6) Delivery Acceptance

Delivery Acceptance shall be organized by Party A, with the participation of design unit, third party test unit, technical expert, Party A & Party B, to carry out quality evaluation against the Project, with fees for delivery acceptance borne by Party B;

8.3.8 Completion acceptance

Completion acceptance shall be organized by Party A, with the participation of senior management authority of Party A, design unit, third party test unit, technical expert, user representative and representatives from Party B, to carry out, with fees for completion acceptance borne by Party A;

7.4 Hand-over & Take-over

7.4.1 All products including hardware and software, etc provided by Party B to Party A must accompanied with hand-over list and relative inspection & acceptance report, and go through strict hand-over and take-over procedures in accordance with the provisions of annex.

7.4.2 Delivery time, delivery contents, etc supplied by Party B to Party A see corresponding annex.

7.4.3 Transferring of any document file or technical material between both parties must go through hand-over and take-over procedure.

8. Quality of Goods and Service Guarantee

8.1 Terms and conditions for quality of goods:

8.1.1 Party B must guarantee to completely provide Party A with qualified hardware equipment in accordance with technical performance requirements and quantity specified in Technical Specifications, and assume all responsibilities and duties;

8.1.2 Party B must guarantee the Project under the Contract it provides to Party A doesn’t include any failure arising out of design, etc, or any failure caused by any behavior of Party B;

8.1.3 Scope of contract goods include system hardware, support software, data, applications, technical support and spare parts, and however, should any missing item or lack found during the implementation of the Contract, which is not listed in list of goods, but should be included in scope of goods provided by Party B, and is necessary item for meeting the requirements of performance warranty period of contracted equipments in accordance with Technical Specifications of the Contract, such item shall be supplied by Party B in time, exempting Party A from any fees or expenditures.

8.1.4 Party B guarantees the authenticity, correctness, reliability and stability of supply channel, performance, quality, quantity, specifications, and brands of system hardware and software it provided; guarantee to realize all functions of the system in accordance with the requirements of the Contract and Technical Specifications, so as to make it obtain good reliability, accessibility, interactiveness, compatibility, safety, fault-tolerance, openness, maintainability and scalability;

8.1.5 Quality warranty period of project under the Contract and after-sale service terms are based on the corresponding time and contents Party B promises to undertake.

8.2 Terms and Conditions for Training:

8.2.1 Party B guarantees, as per the demands of use and maintenance of system, to offer Party A’s personnel with multi-level technical training in accordance with the training plan agreed by both parties, and training commission is covered in total contract price listed in Annex 11;

8.2.2 Before the formal training, Party B shall provide Party A with Training Plan, in which clearly illuminate object of training, training contents and schedule;

8.2.3 Trainings shall be undertaken by Party B, which shall be enough to guarantee the normal operation of equipments, and Party A shall be responsible for the organization work of training site;

8.2.4 Detailed requirements for training see Technical Specifications.

8.3 Terms and Conditions for Service:

8.3.1 Party B need send representative to the site to carry out installation, integration, debugging in accordance with the requirements of the Contract and relative technical data, and be responsible for the settlement of quality and performance related issues of contracted equipments found during installation and debugging, and trial operation periods;

8.3.2 Should any great issue need to be studied and negotiated between both parties in time, either party may call for a meeting, and in general, the other party shall agree to participate;

8.3.3 Both parties shall keep memo for meetings or contacts during each meeting and other communicating methods, and contents of memo shall be binding to both parties. Should any modification of terms and conditions of the Contract or any great change of technical proposal and contract price involved, such modification or change must go through the negotiation of both parties, and become effective only after signatures signed by the legal representatives of both parties;

8.3.4 For technical service proposal for installation, debugging and operation proposed by Party B and agreed by both parties on the meeting, should Party B make any modification, it shall inform Party A in written, and no modification may be made without the confirmation of Party A. In order to meet the requirements of site conditions, Party A has the right to bring forward any alteration or modification opinion; Party A shall inform Party B in written about such alteration or modification, and Party B shall give enough consideration and meet the requirements of Party A as much as possible;

8.3.5 Party B must undertake full responsibility for such issues as goods supply, interface of equipment and technique, technical services, etc relating to the Contract;

8.3.6 For any other equipment and installation connecting with the equipments under the Contract, Party B shall be responsible for providing technical matching service, without any additional fees aroused outside contract price;

8.3.7 Technical personnel sent by Party B to the site for providing services shall obtain practical experience, and qualify for such works. Such technical personnel shall go through the confirmation procedure within 15 days after the validity of the Contract. Party A has the right to ask Party B to replace such technical personnel who aren’t qualified, and Party B shall, in accordance with the demands of the site, resend technical personnel recognized by Party A. Should Party B not give reply within 7 days after Party A bring forward such requirement, it deems the same as delay of project;

8.3.8 Any loss arising out of omission and failure in installation and debugging caused by technical personnel of Party B shall be borne by Party B;

8.3.9 Party B shall assume after-sale responsibilities and duties under the Project of the Contract in accordance with detailed requirements of Technical Specifications and commitment to after-sale service for this bidding;

8.4 Party B guarantees to offer free maintenance and repairing service, and technical support within 3 year warranty period for system hardware, system software and applications from signing for delivery acceptance of system to expiring of trial operation to Party A in accordance with the service commitment covered in Annex 8;

8.4.1 Detailed contents of warranty for equipments shall be carried out in accordance with the requirements of bidding document of the Project;

8.4.2 Specific requirements for maintenance of system:

(1) Party B shall be responsible for installation, debugging, training and services related to the Project in accordance with the Contract;

(2) For relative troubles arising out from operation of system, in general, Party B shall give response within 4 hours; for emergency, Party B shall give response within 1 hour, and if any site service needed, Party B shall arrive at the site within 2 hours;

(3) For the default found during warranty period, Party A shall inform Party B in written as soon as possible;

(4) For any new cost arising out from Party B’s failure in providing relative equipment and maintenance service free of charge within the time limit specified in technical specification after receiving the notice shall be borne by Party B;

(5) Should Party B fail to take any remedy within the period specified in the Contract, Party A may take necessary measures for remedy with the risks and costs borne by Party B, and other rights Party A reserves against Party B in accordance with the Contract shall not be influenced;

(6) Within warranty period, Party B shall provide spare parts and maintenance services free of charge, and the price of spare parts provided after the expiring of warranty period shall not exceed the price of such spare parts covered in the Contract;

(7) Should any failure appear, Party B shall give response within 24 hours after Party A applies for service, and finish the repairing of such failure, with spare machine provided when repairing the failure of hardware;

(8) Damage to equipment arising out from unwarrantable use after acceptance of system shall not be covered in warranty scope.

8.5 The duties Party B shall undertake in accordance with Sub-clause 10.4 shall keep effective after the expiring of the Contract till such duties are fully implemented;

8.6 Terms of Delivery:

8.6.1 Specified Place of Delivery: Financial Street, Xicheng District, Beijing City

8.6.2 Party B shall submit Party A with detailed list for equipments upon delivery of goods, in duplicate:

8.6.3 Should any missing, loss of or damage to goods and technical data found upon the check of representative of Party A, and not arising out of Party A, Party B shall offer the parts missing, lost or damaged free of charge to the site within 30 days (for emergency, time limit shall be 10 days) after receiving the notice from Party A. Should any missing, loss or damage arise out from Party A, Party B shall offer such parts to the site within 30 days (for emergency, time limit shall be 10 days) after receiving the notice from Party A, with the charge borne by Party A.

9. Confidential Terms

9.1 Without Party A’s written consent, Party B shall not provide bid document or bidding document, contract and its annex, data, results, etc to any other party who has nothing to do with the Contract, and even though such documents are provided to correlative personnel, confidential work shall be paid attention to;

9.2 Without Party A’s written consent, Party B and its personnel shall not publicize any article, photo, and other data related to the Project;

9.3 After the implementation of system, Party B shall return the documents and data of various media used for construction of system to Party A;

9.4 The duties of both parties in accordance with this sub-clause keep valid after the expiring or termination of the Contract and without time limitation, and any loss caused by the damage arose out from the violation of the Contract shall be borne or remedied by the arising party unconditionally.

10. IP Right and Patent Right

10.1 During the implementation and after the completion of project, the ownership of the system and relative software, hardware, material, data, drawing, and such documents as relative material, data, drawing, and results, etc obtained by Party B for the construction of the system shall belong to Party A;

10.2 After the completion of the Project, all ownership such as property of the Project, copyright of system software, application right for patent, access right, transfer right, etc shall totally transfer to Party A; should Party B utilize the system for exhibition, publicity, etc related non-commercial purpose, it must obtain Party A’s written consent, or it shall not be permitted to utilize any content and name of the system for any other purpose or to carry out business activities;

10.3 Party B guarantees to refuse pirate products and that all system hardware and software adopted in the Project are original and legal, without infringement of copyright of any third party, and that no damage or loss shall be caused to Party A, or Party B shall bear all results caused by foresaid behaviors;

10.4 The duties of Party B in accordance with this sub-clause keep valid after the expiring or termination of the Contract and without time limitation.

11. Amount of Contract and Payment Methods

11.1 Total contract amount:

RMB: 30,146,265 Yuan (In Capital: SAY RMB THIRTY MILLION ONE HUNDRED FOURTY SIX THOUSAND TWO HUNDRED SIXTY FIVE YUAN ONLY). (see Annex: Quotation Table for detail)

11.2 Under the preconditions that Party B implements the duties under the Contract and fulfills the Project schedule, Party B shall submit Party A with notice for payment application as per the following schedule, and Party A shall confirm and make the payment within 10 days upon receiving the notice; should Party B incurs contract related problems or any emergency occurs, Party A shall give the schedule for delayed payment and the reason for such delay in written;

First payment: within 7 days after the signing of the Contract, pay 15% of total contract amount, i.e. RMB 4,521,940.00 Yuan;

Second payment:

within 10 days after single machine or that for sub-system, pay 60% of total contract amount, i.e. RMB 18,087,759.00 Yuan;

Within 10 days after the completion of system installation and debugging, pay 20% of total contract amount, i.e. RMB 6,029,253.00 Yuan;

Third payment: the rest 5% shall act as guarantee bond for maintenance of project, within 10 days after the expiring of 12 month free maintenance period, Party A shall pay the rest 5% of total contract amount, i.e. 1,507,313 Yuan to Party B.

11.3 Party B sends Party A the notice for payment application in time in accordance with above sub-clause, and Party A shall inform Party B to collect the cheque for transfer of Party A’s with submitting the invoice;

11.4 Should delayed payment is caused by Party B’s failure to implement its duties or to give notice for payment application, and accordingly causes losses including impact on project schedule, Party B shall be responsible for keeping up with the Project schedule and remedying the losses;

11.5 Cost arising out from additional service outside the Contract required by Party A shall be paid by Party A separately.

12. Performance Guarantee

12.1 Party B shall credit RMB 3000,000 Yuan to its legal and effective bank account as performance bond provided to Party A. Such performance bond is used to compensate for loss that Party A may suffer from Party B’s failure to implement its duties;

12.2 Performance guarantee of performance bond shall be offered by the bank before the signing of the Contract, with original copy provided to Party A and duplicate one as annex of the Contract; contents and form of performance guarantee shall be provided in accordance with the format attached in the bidding document; period of validity of performance guarantee shall be long-term, and original one shall be returned to Party B within 10 days after Party B fulfills its duties in accordance with the Contract.

13. Force Majeure

13.1 Force Majeure means any natural disaster and mischance that postpone or disturb the implementation of both parties’ duties, such as typhoon, flood, earthquake, fire, blast, war (whether there be a declaration of war or not), aggression, rebellion, commotion, revolution, military coup or natural disaster that causes long-term suspending of both parties’ work;

13.2 Should the implementation of either party’s duties be postponed due to the influence of force majeure, the postponed period shall be equal to the period that force majeure exists, however, contract price shall not be influenced by the postponing of implementation of duties;

13.3 The party suffering the force majeure shall inform the other party such situation via fax or telegraph as soon as possible after such force majeure appears, and within 10 days, provide the other party with certification document issued by relevant authority for the other party to confirm; meantime, the suffering party shall try its best to reduce such influence and delay arising out from such situation, and inform the other party as soon as the influence of force majeure disappears;

13.4 Should such influence of force majeure to both parties be estimated to exceed 60 days, either party has the right to inform the other party to terminate the Contract, and when such termination becomes valid, Party B has the right to obtain the payment that Party A ought to pay; both parties shall enter into an agreement for further cooperation within reasonable period through friendly negotiation;

13.5 Should failure of implementation of duties be caused by force majeure, both parties shall be exempted from liability for breach of contract, and losses caused by such situation shall be borne by both parties.

14. Contract Period, Delay of Performance, Postponing, Suspending or Termination of Contract

14.1 Contract Period of the Contract shall be 18 months since the validity of Contract with signature signed (period specified in Technical Specifications). During such period, Party B shall be responsible for implementation of purchasing, inspection, delivery of goods, installation, debugging, software development, system integration, trial operation, acceptance and technical support, etc relating to all equipments under the Contract;

14.2 Delay of Performance

14.2.1 Party B shall delivery the goods and offer services within performance period in accordance with the bid document;

14.2.2 During the implementation of the Contract, should Party B suffer the influence that impedes goods delivery and services offering on time, it shall inform Party A with the fact, estimated time of delay and reasons in written. Party A shall evaluate the situation upon receiving the notice immediately, and confirm if it agrees to extend the delivery period, and if it shall charge compensation for such delay. Delay of performance shall get the recognition of both parties through the method of modification of contract;

14.2.3 Unless under the situation specified in Clause 16 of the Contract or the situation under which Party A agrees to the delay without any compensation, Party B shall be charged with compensation for delay of performance in accordance with the Contract if any delay of goods delivery happens.

14.3 Postponing of Contract: adjustment of project schedule due to insufficient time estimated by both parties for all phases of project or the reason of Party B, shall not be regarded as postponing of Contract; both parties shall from time to time evaluate the process of project, and upon written consent of Party A for adjustment of project schedule which Party A agrees, Party B may carry out the adjustment;

14.4 Suspending of Contract

14.4.1 Should Party A not make the payment to Party B within 30 days after the expiring day for settlement of payment upon it receiving the notice for payment application and without any reasonable reason, Party B shall give Party A with written notice one more time; should Party A not make the payment to Party B within 14 days after giving out the second notice without any reasonable reason, Party B may in written inform Party A to terminate or suspend the Contract;

14.4.2 For the situation under which Party B suspend the performance of its duties under the Contract with reasonable reasons, Party A shall make the reasonable payment to Party B for the part of actual implementation, and the services offered by Party B shall be suspended during the delay of contract; should Party A require Party B to resume its duties under the Contract, Party A shall pay Party B with reasonable compensation for its economic loss caused by the suspending of contract owing to Party A; should the delay of contract exceed 12 months, either party may in written inform the other party to terminate the Contract or enter in a new contract;

14.4.3 The period from the delay of contract to resume the contract shall be the extension period of contract. For the cases that Party A has compensated Party B in accordance with the above sub-clause, Party A shall not pay compensation to Party B for delay of contract any more;

14.5 Termination of Contract:

14.5.1 Due to such big environment related reasons as society, economy, laws or politics, etc, Party A may in written inform Party B that the Contract shall be terminated or suspended on some specific date, and such notice shall be given 30 days in advance before the validity of such termination or suspending of contract;

14.5.2 Should Party B become bankruptcy or disability for repayment, or its business has been taken over by liquidator, or it may not perform the contract normally due to the influence of force majeure, Party A may in written inform Party B to terminate the Contract without any compensation paid to Party B;

14.5.3 Upon the termination of contract, Party B shall transfer all works it undertakes, sub-contracting contract and all related documents to Party A or the receiving unit assigned by Party A during the time it receiving the notice and the time that the termination of contract becomes valid. Upon Party B perform its duty under this sub-clause, Party A shall reasonable confirm Party B’s “due” amount in accordance with the efficient workload Party B actually implements, and check “paid” amount, and under the principle of refund for any overpayment or a supplemental payment for any deficiency, make the settlement of the final payment; the final payment shall be settled within 30 days upon the termination of contract;

14.5.4 Party A’s other liability for payment under the Contract shall be terminated upon the termination of the Contract, and Party B shall offer services within warranty period against the hardware equipments it provides;

14.6 Termination for breach of contract. Upon Party A finds any of the following situation, it shall inform Party B with written notice on breach of contract, and should Party B take no remedy, Party A may require to terminate part or whole of the contract:

14.6.1 Party B fails to provide partial or whole goods within the period specified in the Contract, or within the extension period agreed by Party A in accordance with the provisions of the Contract;

14.6.2 Party B fails to perform any other duty specified in the Contract;

14.6.3 Party A finds out that Party B has corruptive or fraudulent behavior during the competition or implementation of the Contract:

(1) “Corruptive Behavior” refers to the behaviors of providing, giving, accepting or asking for any valuable articles for bribing Party A’s personnel, which influence the implementation of the Contract;

(2) “Fraudulent Behavior” refers to the behavior of giving false report so as to influence the procurement or implementation of the Contract, and impairs Party A’s benefit.

15. Alteration and Modification

15.1 Both parties have the right to propose any alteration, modification or addition against the terms and conditions of the Contract, however, a written document for alteration, modification or addition shall go through the negotiation, confirmation and signing procedure between both parties;

15.2 Party may from time to time give an instruction to Party B to alter one or more terms and conditions in the Contract, and should any payment or time alteration arising out from such alteration, the contract price or delivery time or the both may be adjusted on the square, and meantime, the contract shall be modified accordingly;

15.3 Opinions such as all consents, approval, permission, notice, disclaimer, etc, and various commitment must become a formal written document with efficient signature of Party A or Party A’s representatives, and any other form shall be regarded as invalid;

15.4 Any alteration or modification against the terms and conditions of the Contract must enter into written complementary contract;

16. Breach of Contract and Claim for Compensation

16.1 Either party fails to perform it duties or responsibilities under the Contract shall be deemed breach of contract, and the defaulting party shall compensate the other party the economic loss it causes;

16.2 Once the Contract is signed, without reasons listed in the Contract, neither party is permitted to alter or terminate the Contract unilaterally; should either party terminate the Contract unilaterally, or alter the plan for project without the other party’s permission, and fails to make remedies within one week after receiving the notice on breach of contract, the other party has the right to terminate the Contract unilaterally and claim for compensation against the defaulting party;

16.3 For any loss caused by either party’s breach of contract, aggrieved party may claim for compensation, and the compensation shall be limited to direct loss with evidence, excluding the running or anticipated benefit, and any other correlative or indirect loss;

16.4 Should Party B serious break the contract, and fail to take remedies, so as to result in economic loss against Party A, Party A has the right to ask the bank through which performance guarantee is issued to pay performance bond as the compensation that Party B ought to pay by presenting original copy of performance guarantee, original copy of contract and “explanation for Party B’s breach of contract” issued by Party A;

16.5 Should Party B not be able to complete the Project within contract period, Party B may claim for compensation in accordance with the following provisions: delay of contract period for one week (7 days), compensation amount is 0.2% of total contract amount, and total compensation amount shall not exceed 5% of total contract amount;

16.6 Should any discrepancy be found in brand, size, performance, quality and grade of products between the actual list and the list attached in annex, Party B shall bear the economic expenditures for re-purchasing, backout and re-building and corresponding losses;

16.7 Should the quality of system fail to meet the requirements of design and criteria, it deems a breach of contract, and Party B shall compensate Party A for all losses arising out of its breach;

16.8 Except for the compensation judged by the Court or compromise fee regarding copyright infringement, other compensation caused by any other causes shall not exceed 15% of total contract amount;

16.9 Party A shall make payment to Party B on time; should any delay happen without reasonable reasons, 0.05% of due amount shall be calculated as late fee per day, with 10% of due amount as the limit;

16.10 Should Party B fail to delivery the Project under the contract or offer the services (incl. technical documents) within the time specified in the contract due to the reasons irrelated to Party A (excl. force majeure), Party B must pay the compensation, and Party A shall deduct compensation for delay of contract from due amount of contract without influencing other remedies under the contract; 0.05% of due amount shall be calculated as late fee per day, with 10% of due amount as the limit;

16.11 Should any default found uncomplying with the contract within warranty period be covered in the duties of Party B, Party A shall claim for compensation; should Party B have any dissidence, it shall bring forward such dissidence within 7 days after receiving the written notice from Party A, or, foresaid claim deems accepted by Party B;

16.12 Should contracted equipments stop operation or their installation be postponed for replacement or repairing of default equipments due to Party B’s reason, warranty period shall be extended with the equal period for actual repairing or replacement;

16.13 Should any serious default found within warranty period be covered in the duties of Party B(for example, equipment performance fails to meet the requirements, etc.), warranty period shall be calculated from the amendment of such default;

16.14 Should any delay or economic loss appear during implementation of the contract due to delay, negligence or mistake of technical service of Party B, Party B shall compensate Party A in accordance with the contract, and Party B shall pay the direct losses caused by its failure in technical service or breach of contract;

16.15 Accumulative total compensation against contracted equipments Party B shall pay in accordance with the terms and conditions of the contract shall not exceed 10% of total contract amount;

16.16 Paying compensation shall not relieve both parties’ corresponding responsibilities and duties specified in the Contract.

17. Settlement of Dispute

17.1 Should any dispute appear during implementation of contract, it shall be settled through friendly negotiation, and should such dispute not be able to be settled within 60 days after the beginning of friendly negotiation, either party may apply for arbitration or file an appeal with the people’s court;

17.2 Arbitration may be carried out by Beijing Arbitration Commission in Beijing in accordance with arbitration regulations and procedures;

17.3 Appeal may be sued to the local people’s court either party’s unit locates;

18.4 During arbitration or appeal period, except for the part in the process of arbitration or appeal, other parts of the contract shall keep effective.

18. Governing Authority and Signing of Contract

18.1 The contract and all rights and duties involved in the Contract shall be governed by the current laws of the People’s Republic of China, and forming, alteration, termination of both parties’ rights and duties, and settlement of dispute must comply with the provisions of relevant laws, regulations and rules of the People’s Republic of China;

18.2 This Clause of the contract complies with the scope that isn’t replaced by terms and conditions of other parts of the contract;

18.3 Without the other party’s consent, neither party shall transfer any of its rights or duties under the contract to a third party;

19. Efficiency of Contract

19.1 The contract shall becomes valid upon the signature signed by authorized representatives of both parties and the seal stamped, with the expiring date to the time when the Project is completed, all payments of the contract are settled, and all warranty, maintenance services and technical support are implemented, and all warranty periods are expired as well;

19.2 The contract is prepared in Chinese in sextuplicate, wherein, two for original, four for duplicate, with both parties holding one original and two duplicates, and original and duplicate have the same legal efficiency;

19.3 Till the date that contract becomes valid, the contract is the sole contract signed between both parties for both parties’ rights and duties; any relative commitment, warranty, arrangement related to the contract and affairs not involved in the annex of the contract exist before the signing of the contract shall become invalid after the signing of the contract;

19.4 All annexes of the contract are indiscerptible parts of the contract, and have the same efficiency with the contract; other documents not listed in annexes of the contract shall not be binding to both parties excepting for acting as the reference of implementation of contract;

19.5 For procedures complying with the provisions of the contract as modification or addition to the contents of the contract or its annexes, upon efficient signing of both parties, such procedures become part of the contract with same efficiency as complementary annex of the contract;

19.6 Should any term and condition or part of it under the contract become illegal, inefficient, and unbinding, the legality, efficiency and binding efficiency of other terms and conditions or other part of it shall not be impaired, and the contract shall become invalid beyond the efficient period.

20. Delivery of Notice and Documents and Contact Info

20.1 Notice sent by one party to the other shall be in written, or send to the address of the other party specified in the contract via fax, and notice or fax shall be confirmed in written;

20.2 Efficient date for notice is the date on which the notice reaches the other party;

20.3 All notices or other corresponding data and documents related to the contract must be given in written in accordance with the requirements of this clause; the notice given by personal delivery deems effective upon the signature signed by the reception person or any employee serves the other party at the postal address; the one mailed by registered letter deems effective upon the signature signed by the reception person or any employee serves the other party at the postal address; the one sent by fax or email deems effective upon receiving the return receipt from the other party, paper document(s) must be provided subsequently;

20.4 Contact info of both parties is as follows:

Party A: Beijing Zhongzheng Real-estate Development Co., Ltd.
Authorized Representative: Jin Suchun
Tel.: 66212005

Party B: Beijing Beijing PKU Chinafront Technology Co., Ltd.
Authorized Representative: Ming Changrong
Address: Rm717, Tower B, E-wing Center, No. 113, Zhichun Road, Haidian District, Beijing City
P.C.: 100086     Fax: 010-62637657

Party A: Beijing Zhongzheng Real-estate Development Co., Ltd.(seal)
Authorized Representative: Jin Suchun (signature)
Signature:

Party B: Beijing Beijing PKU Chinafront Technology Co., Ltd.(seal)
Authorized Representative: Ming Changrong (signature)
Signature: